EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
CAPITOL BANCORP LTD.
DECEMBER 31, 2002

PAGE 1 OF 2

                                                                     STATE OR OTHER
                                                                     JURISDICTION
NAME OF SUBSIDIARY                                                   OF INCORPORATION
------------------                                                   ----------------
CONSOLIDATED SUBSIDIARIES:

Ann Arbor Commerce Bank                                              Michigan
Brighton Commerce Bank                                               Michigan
Capitol National Bank                                                United States (national bank)
Detroit Commerce Bank                                                Michigan
Grand Haven Bank                                                     Michigan
Kent Commerce Bank                                                   Michigan
Macomb Community Bank                                                Michigan
Muskegon Commerce Bank                                               Michigan
Oakland Commerce Bank                                                Michigan
Paragon Bank & Trust                                                 Michigan
Portage Commerce Bank                                                Michigan

Elkhart Community Bank (51% owned)                                   Indiana
Goshen Community Bank (51% owned)                                    Indiana

Bank of Tucson                                                       Arizona
Valley First Community Bank                                          Arizona
Camelback Community Bank                                             Arizona
East Valley Community Bank                                           Arizona
Southern Arizona Community Bank                                      Arizona
Mesa Bank                                                            Arizona
Arrowhead Community Bank (87% owned)                                 Arizona
Yuma Community Bank (51% owned)                                      Arizona

First California Northern Bancorp (51% owned):                       California
    Napa Community Bank
        (51% owned by First California Northern Bancorp)             California

Nevada Community Bancorp Limited (100% owned,
  after giving effect to January 2003 share exchange transaction):   Nevada
    Black Mountain Community Bank
        (51% owned by Nevada Community Bancorp Limited)              Nevada
    Desert Community Bank
        (51% owned by Nevada Community Bancorp Limited)              Nevada
    Red Rock Community Bank
        (51% owned by Nevada Community Bancorp Limited)              Nevada
    Bank of Las Vegas
        (51% owned by Nevada Community Bancorp Limited)              Nevada

Sunrise Bank of Arizona                                              Arizona
Sunrise Bank of Albuquerque (87% owned)                              New Mexico
Sunrise Bank of San Diego (64% owned)                                California

                                                                      EXHIBIT 21

CAPITOL BANCORP LTD.
DECEMBER 31, 2002

PAGE 2 OF 2

                                                                     STATE OR OTHER
                                                                     JURISDICTION
NAME OF SUBSIDIARY                                                   OF INCORPORATION
------------------                                                   ----------------
CONSOLIDATED SUBSIDIARIES - CONTINUED:

Capitol Trust I                                                      Delaware
Capitol Trust II                                                     Delaware
Capitol Statutory Trust III                                          Connecticut
Capitol Trust IV                                                     Delaware

UNCONSOLIDATED SUBSIDIARY:

Amera Mortgage Corporation, Inc.                                     Michigan
(less than 50% owned equity method investee)

INACTIVE SUBSIDIARIES:

MOI, Inc.                                                            Michigan
(wholly-owned subsidiary of
 Oakland Commerce Bank)

Financial Center Corporation                                         Michigan

C.B. Services, Inc.                                                  Michigan

The following summarizes regulatory agencies of the registrant and its subsidiaries:

The Corporation's state-chartered banks located in Michigan are regulated by the Office of Financial and Insurance Services, Department of Consumer & Industry Services of the State of Michigan. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank subsidiaries located in the states of Arizona, Nevada, New Mexico, Indiana and California are state-chartered and are regulated by banking agencies of each of those states. Each of the banking subsidiaries which are not members of the Federal Reserve System, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. Elkhart Community Bank and Goshen Community Bank are members of the Federal Reserve System and, accordingly, are regulated by the Federal Reserve Board. As a bank holding company, Capitol Bancorp Ltd. is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. Nevada Community Bancorp Limited and First California Northern Bancorp are also regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.